MAY 30, 2000

                                    SCHEDULE 14A
                                 (RULE 14A-101)
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                 14a-12

                                 THESTREET.COM, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                 THE STREET.COM
                           14 WALL STREET, 14TH FLOOR
                               NEW YORK, NY 10005

                                          MAY 30, 2000

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of TheStreet.com, Inc. (the "Company") to be held at the TriBeCa Grand Hotel, Two Avenue of the Americas, New York, New York 10013, on Wednesday, July 12, 2000, commencing at 10:00 a.m., New York City time. All stockholders of record as of May 16, 2000 are entitled to vote at the Meeting. I urge you to be present in person or represented by proxy at the Meeting.

    The enclosed Notice of Annual Meeting and Proxy Statement fully describe the business to be transacted at the Meeting, which includes (i) the election of three directors of the Company, (ii) the approval of an amendment to the Company's Amended and Restated 1998 Stock Incentive Plan (the "Plan") to increase the number of shares of common stock available for grant pursuant to awards under the Plan from 4,400,000 to 6,900,000 shares, and (iii) the ratification of the appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending
December 31, 2000.

    The Company's Board of Directors believes that increasing the number of shares available under the Plan is in the best interests of the Company and its stockholders because it would permit the Company to continue to award stock-based compensation to attract and retain qualified employees.

    The Company's Board of Directors believes that a favorable vote on each of the matters to be considered at the Meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" each such matter. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy promptly.

    Directors and officers of the Company will be present to help host the Meeting and to respond to any questions that our stockholders may have. I hope you will be able to attend. Even if you expect to attend the Meeting, please sign, date and return the enclosed proxy card without delay. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy.

                                          Sincerely,
                                          /s/ Fred Wilson
                               -------------------------------------------------
                                          Fred Wilson
                                          Chairman of the Board

                                 THE STREET.COM
                           14 WALL STREET, 14TH FLOOR
                               NEW YORK, NY 10005

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 12, 2000

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of TheStreet.com, Inc. (the "Company") will be held at the TriBeCa Grand Hotel, Two Avenue of the Americas, New York, New York 10013, on Wednesday, July 12, 2000, commencing at 10:00 a.m., New York City time. A proxy card and a Proxy Statement for the Meeting are enclosed.

   The Meeting is for the purpose of considering and acting upon:

1. The election of three Class I directors for three-year terms expiring at the Company's Annual Meeting of Stockholders in 2003;

2. A proposal to amend the Company's Amended and Restated 1998 Stock Incentive Plan (the "Plan") to increase the number of shares of Common Stock available for grant pursuant to awards under the Plan from 4,400,00 shares to 6,900,000 shares;

3. The ratification of the appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000; and

4. Such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

    The close of business on May 16, 2000 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. For a period of at least 10 days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting shall be open to examination by any stockholder during ordinary business hours at the offices of the Company at 14 Wall Street, 14(th) Floor, New York, NY 10005.

    Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

    YOUR VOTE IS IMPORTANT. STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors
                                          /s/ Jordan Goldstein
                               -------------------------------------------------
                                          Jordan Goldstein
                                          Secretary

New York, New York
May 30, 2000

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 12, 2000
                            ------------------------

                       SOLICITATION AND VOTING OF PROXIES

    This Proxy Statement is being first mailed on or about May 30, 2000 to stockholders of TheStreet.com, Inc. (the "Company or The Street.com") at the direction of the Board of Directors of the Company (the "Board of Directors") to solicit proxies in connection with the 2000 Annual Meeting of Stockholders (the "Meeting"). The Meeting will be held at the TriBeca Grand Hotel, Two Avenue of the Americas, New York, New York 10013, on Wednesday, July 12, 2000, commencing at 10:00 a.m., New York City time, or at such other time and place to which the Meeting may be adjourned or postponed.

    All shares represented by valid proxies at the Meeting, unless the stockholder otherwise specifies, will be voted (i) FOR the election of the three persons named under "Proposal I--Election of Directors" as nominees for election as Class I directors of the Company for three-year terms expiring at the Company's Annual Meeting of Stockholders in 2003, (ii) FOR the proposal to amend the Company's Amended and Restated 1998 Stock Incentive Plan (the "Plan") to increase the number of shares of Common Stock available for grant pursuant to awards under the Plan from 4,400,000 to 6,900,000 shares, (iii) FOR the ratification of the appointment of Arthur Andersen LLP as independent certified accountants of the Company for the year ending December 31, 2000, and (iv) at the discretion of the proxy holders, with regard to any matter not known to the Board of Directors on the date of mailing this Proxy Statement that may properly come before the Meeting or any adjournment or postponement thereof. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly.

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 14 Wall Street, 14(th) Floor, New York, New York 10005, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                       RECORD DATE AND VOTING SECURITIES

    The close of business on May 16, 2000 is the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Meeting. As of April 28, 2000, the Company had issued and outstanding approximately 25,366,313 shares of Common Stock held by approximately 292 holders of record. The Common Stock constitutes the only outstanding class of voting securities of the Company entitled to be voted at the Meeting.

                               QUORUM AND VOTING

    The presence at the Meeting, in person or by proxy relating to any matter, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the Meeting, are considered stockholders who are present and entitled to vote at the Meeting, and thus, shares of Common Stock held by such stockholders will count toward the attainment of a quorum. If a quorum should not be present, the Meeting may be adjourned from time to time until a quorum is obtained. Each share of Common Stock is entitled to one vote with respect to each proposal to be voted on at the Meeting. Cumulative voting is not permitted with respect to the election of directors.

    The accompanying proxy card is designed to permit each holder of Common Stock as of the close of business on the Record Date to vote on each of the matters to be considered at the Meeting. A stockholder is permitted to vote in favor of, or to withhold authority to vote for, any or all nominees for election to the Board of Directors, to vote in favor of or against or to abstain from voting with respect to the proposal to amend the Company's Amended and Restated 1998 Stock Incentive Plan and to vote in favor of or against or to abstain from voting with respect to the proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000.

    Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters, if the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions. Although there are no controlling precedents under Delaware law regarding the treatment of broker non-votes in certain circumstances, the Company intends to treat broker non-votes in the manner described in the next two paragraphs.

    Under Delaware law, directors are elected by a plurality of the outstanding shares of Common Stock, and thus, the three nominees for election as Class I directors who receive the most votes cast will be elected. Instructions withholding authority and broker non-votes will not be taken into account in determining the outcome of the election of directors.

    Approval of the proposal to amend the Plan requires the affirmative vote of holders of a majority of shares present at the Meeting, provided a quorum is present.

    Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. Approval of the proposal to ratify the selection of Arthur Andersen LLP as the Company's independent auditors requires the affirmative vote of holders of a majority of shares present at the Meeting, provided a quorum is present.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

    In accordance with our Certificate of Incorporation, our Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual meeting of our stockholders, the successors to the directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election until a successor has been duly elected and qualified.

NOMINEES FOR DIRECTOR

    Each of Michael Golden, James J. Cramer and Martin Peretz has been nominated for election at the Meeting to serve as a director for a three-year term expiring at our annual meeting of stockholders in 2003 or until his respective successor has been duly elected and qualified. It is intended that the persons named in the proxy will vote for the election of each of the three nominees. Each of the nominees has indicated his willingness to continue to serve as a member of the Board of Directors if elected; however, in case any nominee should become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the proxy holders will have discretionary authority in that instance to vote for a substitute nominee.

    The nominees for election at the Meeting as Class I directors are as follows:

    MICHAEL GOLDEN, age 50. Mr. Golden has served as a director of TheStreet.com. since March 1999. Mr. Golden has worked for The New York Times Company since 1984. Since October 1997, he has served as its vice chairman and senior vice president. From January 1996 to October 1997, he was the New York Times' vice president for operations development. From October 1994 to January 1996, Mr. Golden was the executive vice president and publisher of Tennis Magazine, a New York Times publication. From September 1991 to
October 1994, he was the executive vice president and general manager of the New York Times' women's publishing division.

    JAMES J. CRAMER, age 45. Mr. Cramer is a co-founder of and outside contributor to TheStreet.com. Mr. Cramer has served as a director of TheStreet.com since May 1998, and served as co-chairman from June 1996 to December 1998. Mr. Cramer founded and has served as president and a director of Cramer, Berkowitz & Co., a hedge fund, since its inception in 1987.

    MARTIN PERETZ, age 60. Dr. Peretz is a co-founder of TheStreet.com.
Dr. Peretz has served as a director of TheStreet.com since May 1998. He served as co-chairman of TheStreet.com from June 1996 to December 1998. Since 1974, Dr. Peretz has served as the editor-in-chief and chairman of The New Republic. He has been a member of the faculty of Harvard University since 1966.
Dr. Peretz also serves as a director of 11 mutual funds managed by the Dreyfus-Mellon Bank Group, and as chairman of the board of The Electronic Newstand, Inc., a web site specializing in the sale of magazine subscriptions, and of the Digital Learning Group, a web-based textbook publisher.

CURRENT DIRECTORS

    The current Class II directors of the Company, who are not standing for re-election at the Meeting and whose terms will expire at our annual meeting of stockholders in 2001, are as follows:

    JERRY COLONNA, age 36. Mr. Colonna has served as a director of TheStreet.com since May 1998. In 1996, Mr. Colonna co-founded Flatiron Partners, an Internet-focused, early-stage venture capital firm, and has served as a managing partner since its inception. In February 1995, Mr. Colonna joined CMG@Ventures, an Internet-focused venture capital firm, as a founding partner. Prior to joining CMG@Ventures, Mr. Colonna worked for nearly 10 years at CMP Publications, a technology publishing firm. Mr. Colonna also serves as a director of iXL, Inc.

    EDWARD F. GLASSMEYER, age 58. Mr. Glassmeyer has served as a director of TheStreet.com since December 1998. Mr. Glassmeyer co-founded Oak Investment Partners, a venture capital firm with $1.6 billion of committed capital, in November 1978. Mr. Glassmeyer serves as a director of Mobius Management Systems, Inc., a software infrastructure provider for Internet-based bill presentment and payment and is a director of several privately held Oak portfolio companies in the information technology sector.

    DAVE KANSAS, age 33. Mr. Kansas has served as a director of TheStreet.com since May 1998. In addition, Mr. Kansas has served as editor-in-chief of TheStreet.com since April 1997 and as Executive Vice President, Chief Strategic Officer, since March 2000. He served as our executive editor from September 1996 to April 1997. From October 1992 to September 1996, Mr. Kansas held a variety of positions at The Wall Street Journal, most recently as a financial markets reporter.

    The current Class III directors of the Company, who are not standing for re-election at the Meeting and whose terms will expire at our annual meeting of stockholders in 2002, are as follows:

    THOMAS J. CLARKE, JR., age 43. Mr. Clarke joined TheStreet.com in
October 1999 as president and chief operating officer and was appointed chief executive officer and made a director of the Company in November 1999. From 1984 through 1998, Mr. Clarke served in several capacities at Technimetrics Inc. (now known as Thomson Financial Investor Relations), most recently as chief executive. During his tenure, he significantly enhanced the value of the company, culminating in its sale to Thomson Corp. in 1998. Mr. Clarke is a business information adviser for Plum Holdings L.P., a venture capital fund based in Philadelphia that focuses on early-stage media companies.

    FRED WILSON, age 38. Mr. Wilson has served as a director of TheStreet.com since May 1998 and as Chairman of our Board of Directors since November 1999. In 1996, Mr. Wilson co-founded Flatiron Partners, an Internet-focused, early-stage venture capital firm, and has served as a managing partner since its inception. Prior to Flatiron Partners, Mr. Wilson worked at Euclid Partners, an early stage venture capital firm, for 10 years where he served as general partner from 1991 to 1996.

    LINDA SRERE, age 44. Ms. Srere has served as a director of the TheStreet.com since July 1999. Ms. Srere, who has been vice chairman and chief client officer of Young & Rubicam Inc. ("Y&R"), a diversified global marketing and communications company, since September 1998, has worked for Y&R since
September 1994, when she first joined the company as executive vice president and director of business development. Ms. Srere became group managing director in 1996, where she was responsible for directing Y&R's Advertising global new business efforts, and in 1997, was named chief executive officer of Y&R's New York office, becoming the first female CEO in the Company's 75-year history.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH NAMED NOMINEE.

BOARD OF DIRECTORS AND COMMITTEES

    GENERAL. The Company's business is managed under the direction of the Board of Directors. The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board of Directors approval of the Board of Directors. It also holds special meetings when an important matter requires action of the Board of Directors between scheduled meetings. The Board of Directors met or acted by written consent nine times during the year ended December 31, 1999. During 1999, each member of the Board of Directors participated in at least 75% of all board and applicable committee meetings held during the period for which he or she was a director.

    The Board of Directors has established an Audit Committee and a Compensation Committee (the "Compensation Committee") to devote attention to specific subjects and to assist the Board of Directors in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 1999 are set forth below.

    AUDIT COMMITTEE. The Audit Committee reviews the Company's internal accounting procedures and considers and reports to the Board Of Directors with respect to other auditing and accounting matters, including the selection of the Company's independent auditors, the scope of annual audits, fees to be paid to the Company's independent auditors and the performance of the Company's independent auditors. The Audit Committee currently consists of Mr. Glassmeyer and Mr. Wilson. The Audit Committee met twice during 1999.

    COMPENSATION COMMITTEE. The Compensation Committee reviews and recommends to the Board of Directors the salaries, benefits and stock option grants of all employees, consultants, directors and other individuals compensated by the Company. The Compensation Committee also administers the Company's stock option and other employee benefits plans. The Compensation Committee currently consists of Mr. Glassmeyer and Mr. Colonna. The Compensation Committee met six times during 1999.

    OTHER. The Company does not have a nominating committee. The functions customarily attributable to such a committee are performed by the Board of Directors as a whole.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee makes all compensation decisions. Prior to the formation of the Compensation Committee in June 1998, the Company's Board of Directors made decisions relating to compensation of the Company's executive officers. None of the Company's executive officers serves as a member of the Board Of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company's Board of Directors or Compensation Committee. The Company's Compensation Committee currently consists of Mr. Colonna and Mr. Glassmeyer, neither of whom has ever been an officer or employee of the Company, Mr. Cramer served as a member of the Compensation Committee from June 1998 to February 1999, when Mr. Glassmeyer was appointed to the Compensation Committee. During his tenure on the Compensation Committee, Mr. Cramer, an outside contributor to the Company, participated in all decisions relating to compensation of the Company's executive officers, but was excluded from discussions by the Board of Directors regarding his own compensation.

COMPENSATION OF DIRECTORS

    In 1999, one of our directors, Linda Srere, received cash compensation in the amount of $2,500 per fiscal quarter for an aggregate of $5,000 for serving on the Board of Directors. All directors are reimbursed for reasonable travel expenses incurred in connection with attending Board of Directors and committee meetings. In addition, in June of 1999, each of our non-employee directors were granted options to purchase 7,500 shares of the Company's Common Stock. The exercise price of these options is $25.81 per share, which was the fair market value of the Common Stock on the date of grant. These options, which have a term of five years, become exercisable in their entirety on May 11, 2000, the first anniversary of the Company's initial public offering. Ms. Srere, who became a director on July 20, 1999, received options to purchase 15,000 of Common Stock on that date, at an exercise price of $33.94 per share.

    See "Certain Relationships and Related Transactions" for a discussion of certain agreements between the Company and certain directors of the Company.

                                  PROPOSAL II
                      PROPOSED AMENDMENT TO THE COMPANY'S
                 AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN

    On May 6, 1998, the stockholders of the Company approved the adoption of the Company's 1998 Stock Incentive Plan, which was amended and restated on November 1, 1999. On November 5, 1999, the Company filed a registration statement on Form S-8 to register the shares of Common Stock that had then been issued pursuant to option awards made under the Plan as well as the shares of Common Stock that were then available for grant pursuant to awards under the Plan. Since then, of the 4,400,000 shares of Common Stock authorized for issuance under the Plan, 4,006,373 shares have been issued upon the exercise of options, or are reserved for issuance with respect to future awards. In order to support the Company's long-term incentive compensation programs and to attract and retain employees, consultants and directors, additional shares are required. Accordingly, the Board of Directors has approved and recommends to stockholders the reservation of an additional 2,500,000 shares of Common Stock for issuance under the Plan.

    The following is a description of the material terms of the Plan, and as such is qualified by the actual terms of the Plan, the full text of which, as proposed to be amended, is set forth in Exhibit A attached hereto. In
Exhibit A, the materials that would be deleted from the Plan pursuant to the proposed amendment are stricken through, and the material that would be added by such amendment are double underlined. If the amendment is not approved by the stockholders, the Plan will continue in effect under the present terms. The Plan is administered by the Compensation Committee. Employees, consultants and directors of the Company and its related entities are eligible to participate in the Plan, with the Compensation Committee having the discretion to make all determinations with respect to the Plan's administration. The Plan may be amended by the Board of Directors, with stockholder approval where necessary to satisfy regulatory requirements.

OPTIONS

    Options granted under the Plan will either be incentive stock options, as defined under Section 422 of the Code, or nonstatutory stock options. The purchase price of an option will be determined in the discretion of the Compensation Committee. Options will be exercisable at such times and pursuant to such conditions as are established by the Compensation Committee. Payment of the purchase price will be made using such methods as the Compensation Committee may determine. Following the termination of an optionee's employment with the Company or a related company, the option will be exercisable to the extent determined by the Compensation Committee.

RESTRICTED STOCK AWARDS

    Each restricted stock award will specify the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock and the date or dates on which, or the conditions upon the satisfaction of which, the restricted stock will vest. The grant and/or the vesting of restricted stock may be conditioned upon the completion of a specified period of service, upon the attainment of specified performance objectives or upon such other criteria as the Compensation Committee may determine. The Compensation Committee may provide that the employee will have the right to vote or receive dividends on restricted stock. Unless the Compensation Committee provides otherwise, stock received as a dividend on, or in connection with a stock split of, restricted stock will be subject to the same restrictions as the restricted stock.

TAX OFFSET PAYMENTS

    The Compensation Committee may provide for a tax offset payment by the Company to an employee with respect to one or more awards granted under the Plan. The tax offset payment will be in an amount specified by the Compensation Committee, which will not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable award and the receipt of the tax offset payment, assuming that the employee is taxed at the maximum tax rate applicable to such income. The tax offset payment will be paid solely in cash.

NEW PLAN BENEFITS

    Since Awards under the Plan are made in the discretion of the Compensation Committee, neither the awards that will be made in 2000 nor the awards that would have been made in 1999 had the amendment been in effect are reasonably ascertainable.

FEDERAL INCOME TAX TREATMENT

    The following discussion of certain relevant income tax effects applicable to options and restricted stock granted under the Plan is a brief summary only, and reference is made to the Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

    A participant generally will not be taxed upon the grant of a nonstatutory stock option. Rather, at the time of exercise of such option, the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the optionee recognizes ordinary income.

    An optionee will not be in receipt of taxable income upon the grant or timely exercise of an incentive stock option. Exercise of an incentive stock option will be timely if made during its term and if the optionee remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the option and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee). The tax consequences of an untimely exercise of an incentive stock option will be determined in accordance with the rules applicable to nonstatutory stock options. The Company is not entitled to any tax deduction in connection with the grant or exercise of an incentive stock option. However, if the optionee disposes of stock within the holding periods described above, the Company may be entitled to a tax deduction for the amount of ordinary income, if any, realized by the optionee.

    An awardee generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income in an amount equal to the fair market value of the Company's common stock at the time the shares are no longer subject to a substantial risk of forfeiture. The Company will be entitled to a deduction at the time when, and in the amount that, the awardee recognizes ordinary income.

    On April 28, 2000, the closing price of the Company's stock as reported on the Nasdaq National Market was $6.3125 per share.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE PLAN.

                                  PROPOSAL III
                              INDEPENDENT AUDITORS

    The Board of Directors has selected Arthur Andersen LLP as independent auditors to examine the Company's accounts for the fiscal year ending
December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Meeting. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation earned for all services rendered to the Company in all capacities during 1999 by (i) the two individuals who served as our chief executive officer, (ii) our three most highly compensated executive officers, other than our chief executive officers, who earned more than $100,000 in 1999 and who were serving as executive officers at the end of 1999, and (iii) one individual, Mr. Simon Clark, who ceased to be an executive officer of the Company in February 1999 (collectively, the "Named Executive Officers"). As of March 2000, Mr. Michael Zuckert ceased to be an executive officer of the Company and as of April 2000, Mr. Kothari ceased to be an executive officer of the Company.

                                                                                          LONG-TERM
                                                                  ANNUAL                COMPENSATION
                                                               COMPENSATION                AWARDS
                                                            -------------------   -------------------------
                                                                                                 SECURITIES
                                                  FISCAL                          OTHER ANNUAL   UNDERLYING
NAME AND PRINCIPAL POSITION                        YEAR      SALARY     BONUS     COMPENSATION   OPTIONS(#)
---------------------------                      --------   --------   --------   ------------   ----------
Kevin W. English...............................    1999     $372,808   $110,000      $56,632(2)   345,350
  Chairman of the Board,                           1998     $ 71,791   $ 25,000                   521,316
  Chief Executive Officer and President(1)

Thomas J. Clarke...............................    1999     $ 67,250   $ 25,000                   500,000
  Chief Executive Officer and Director(3)          1998           --         --                        --

Dave Kansas....................................    1999     $193,000   $ 40,500                    50,000
  Editor-in-Chief and Director                     1998     $130,000   $ 78,769                   105,758

Paul Kothari...................................    1999     $222,423   $ 40,000                   133,333
  Chief Financial Officer and Vice President(5)    1998           --         --                        --

Michael Zuckert................................    1999     $204,875   $ 40,000                   133,333
  Vice President and General Counsel(6)            1998           --         --                        --

Simon Clark....................................    1999     $111,667   $ 10,000                    16,666
  Chief Financial Officer and                      1998     $150,000   $ 25,944                    30,303
  Vice President--Operations(7)

------------------------

(1) Mr. English's employment with TheStreet.com ended in November 1999.

(2) Mr. English received a total of $56,632 in compensation not properly categorized as salary or bonus. This figure is primarily comprised of $43,000 for the use of a Company apartment from January through October 1999 at a fair market rental value of $4,300 per month.

(3) Mr. Clarke joined TheStreet.com in October 1999 as President and Chief Operating Officer and was appointed Chief Executive Officer and made a director of the Company in November 1999.

(4) Mr. Clark served as our chief financial officer and vice president--operations until February 1999, when he became vice president and general manager--international markets of TheStreet.com. Mr. Clark's employment with TheStreet.com ended in August 1999.

(5) Mr. Kothari joined TheStreet.com in February 1999 as Chief Financial Officer. His employment with TheStreet.com ended at the end of April 2000.

(6) Mr. Zuckert joined TheStreet.com in February 1999 as Vice President and General Counsel. His employment with TheStreet.com ended as of March 2000.

(7) Mr. Clark's employment with TheStreet.com ended in February 1999.

                       OPTION GRANTS IN FISCAL YEAR 1999

    The following table sets forth information regarding stock options granted to our Named Executive Officers in 1999. We have never granted any stock appreciation rights.

                                                        INDIVIDUAL GRANTS(1)
                                                       ----------------------
                                                       PERCENT OF                            POTENTIAL REALIZABLE
                                                         TOTAL                                 VALUE AT ASSUMED
                                                        OPTIONS                                 ANNUAL RATES OF
                                          NUMBER OF     GRANTED                                   STOCK PRICE
                                          SECURITIES       TO       EXERCISE                     APPRECIATION
                                          UNDERLYING   EMPLOYEES      PRICE                   FOR OPTION TERM(3)
                                           OPTIONS     IN FISCAL       PER      EXPIRATION   ---------------------
NAME                                      GRANTED(#)   YEAR(%)(2)     SHARE        DATE         5%          10%
----                                      ----------   ----------   ---------   ----------   ---------   ---------
Kevin W. English(4).....................   262,017        9.80         3.00       3/24/04    4,614,630   6,028,942
                                            83,333        3.12         3.00       3/24/04    1,467,656   1,917,470

Thomas J. Clarke........................    19,940        0.75        20.06      10/17/04      110,512     244,202
                                           230,060        8.60        20.06      10/17/04    1,275,040   2,817,506
                                           250,000        9.35        14.75      12/07/04    1,018,788   2,251,256

Dave Kansas.............................    50,000        1.87         3.00      12/31/03       41,442      91,577

Paul Kothari............................   133,333        4.99         3.00       2/16/04    1,642,046   2,176,811

Michael Zuckert.........................   133,333        4.99         3.00       2/15/04    1,642,046   2,176,811

Simon Clark.............................    16,666        0.62         3.00      12/31/03       13,814      30,524

------------------------

(1) All options were granted under the Plan. The options shown in this table, except as otherwise indicated below, become exercisable at a rate of 25% annually over four years from the date of grant.

(2) In 1999, we granted options to employees to purchase an aggregate of 2,673,875 shares of common stock.

(3) Potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the five or ten-year term as applicable. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by multiplying the number of shares of common stock subject to a given option by the fair market value on the date of grant, as determined by our Board of Directors, assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire five or ten-year term of the option and subtracting from that result the aggregate option exercise price.

(4) Pursuant to agreements by and between Mr. English and the Company, 75% of the shares underlying the remaining unvested options held by Mr. English vested fully and were exercised by Mr. English. The remaining 216,665 options held by Mr. English were terminated.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

    The following table sets forth information concerning the exercise of stock options during the fiscal year ended December 31, 1999 by our Named Executive Officers and the fiscal year-end value of unexercised options.

                                                                       NUMBER OF SECURITIES
                                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                            OPTIONS AT              IN THE-MONEY OPTIONS AT
                                           SHARES                        DECEMBER 31, 1999             DECEMBER 31, 1999
                                         ACQUIRED ON     VALUE      ---------------------------   ---------------------------
NAME                                     EXERCISE #     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                     -----------   ----------   -----------   -------------   -----------   -------------
Kevin W. English(1)....................    650,000     11,615,541         --              --             --              --

Thomas Clarke..........................         --             --         --         500,000             --       $1,109,375

Dave Kansas............................         --             --      7,500          72,500        $143,681      $1,240,419

Simon Clark............................         --             --         --              --             --              --

Paul Kothari...........................         --             --         --         133,333             --       $2,158,328

Michael Zuckert........................         --             --         --         133,333             --       $2,158,328

--------------------------

(1) Pursuant to agreements by and between Mr. English and the Company, 75% of the shares underlying the remaining unvested options held by Mr. English vested fully and were exercised by Mr. English. The remaining 216,665 options held by Mr. English were terminated.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee sets the salaries and other compensation of the Company's executive officers and other key employees, and is responsible for the administration of the Company's stock option plan.

    OVERVIEW AND PHILOSOPHY. The Company is engaged in an industry in which executives and key employees are the principal productive assets. The Company faces an intensely competitive market for such persons. In order to succeed, the Company believes that it must be able to attract and retain qualified executives. The Company's compensation philosophy for executive officers is to provide them with competitive compensation opportunities based upon their contribution to the Company's growth and financial success as well as their own level of personal performance. A portion of each executive officer's compensation, therefore, is contingent upon the Company's performance. Accordingly, the compensation package for each executive officer is comprised of the following two elements:

    - cash compensation, comprised principally of annual base salary and bonuses tied to the achievement of performance goals, financial and otherwise; and

    - equity compensation, comprised principally of stock option awards that provide rewards for increases in the value of the Company's Common Stock.

    The Board of Directors believes that as a long-term matter, the Company's executive compensation policies should attempt to ensure that the Company's executives and other key employees are compensated at levels that, through a combination of generous cash and equity-based compensation components, effectively preempt competitive outside offers. The Compensation Committee is charged with the responsibility for carrying out this executive compensation philosophy in individual compensation decisions.

    During 1999, the Compensation Committee had primary responsibility for determining executive cash compensation levels. The Compensation Committee, as part of its review and consideration of executive cash compensation, took into account, among other things, the following goals:

    - providing incentives and rewards to attract and retain highly qualified and productive people;

    - motivating employees to high levels of performance, differentiating individual executives' pay based on performance;

    - preempting external competitive offers; and

    - ensuring internal equity.

    To achieve these goals, the Company's executive compensation policies integrate annual base compensation with cash bonuses based on operating performance with a particular emphasis on attainment of planned objectives, and on individual initiatives and performance.

    The Compensation Committee has primary responsibility for determining awards of stock options as part of executive compensation. The Compensation Committee believes that the grant of stock options aligns executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder returns and enables executives to develop and maintain a significant interest in the long-term growth and profitability of the Company.

    COMPENSATION OF EXECUTIVE OFFICERS. Compensation of the Company's executive officers is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and various other benefits. Each element has a somewhat different purpose and all of the determinations of the Compensation Committee regarding the appropriate form and level of executive compensation are ultimately judgments based on the Compensation Committee's ongoing assessment of the internet content industry, the Company and the Company's executive officers.

    Base salaries for executive officers in 1999 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies. Bonuses were generally established based on a percentage of base salary as well as the attainment of personal and company-wide financial and strategic objectives. The Compensation Committee has not established formulas or assigned specific weights to any of these factors when making their determinations.

    In 1999, stock options were granted to certain executive officers as hiring incentives and to aid in the retention of executive officers. The Compensation Committee may also grant additional stock options to executive officers for other reasons. In 1999 as part of its annual review and consideration of awards of stock options, the Compensation Committee considered, among other things, the same goals as those used in awarding cash compensation and the additional goal of aligning the interests of executives with the interests of the Company and its stockholders by ensuring that executives have a direct and continuing stake in the long-term success of the Company. Stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of the Company's Common Stock on the date of grant. Stock options to purchase 1,178,682 shares were granted to executive officers in 1999.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. The 1999 compensation of Kevin W. English, who was the Company's chairman of the Board of Directors, chief executive officer and president until November 1999, was determined by the Compensation Committee in a manner consistent with the factors considered in determining the compensation of executive officers, as described above. Pursuant to an employment agreement entered into by Mr. English with the Company in October 1998, Mr. English received an annual base salary of $350,000 in 1999 and a bonus of $110,000. Mr. English also received stock options pursuant to his employment agreement with the Company.

    In determining the compensation for Thomas Clarke, who replaced Mr. English as the Company's chief executive officer in November 1999, the Compensation Committee used the factors described above for the compensation of executive officers. Mr. Clarke's compensation is described in detail in the section below entitled "Certain Relationships and Related Transactions--Employment Agreements."

    INTERNAL REVENUE CODE SECTION 162(M) LIMITATION.  As a result of
Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds
$1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers that is not considered to be performance-based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit.

    This report is submitted by the members of the Compensation Committee:

                                    Ed Glassmeyer
                                    Jerry Colonna

           SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

    The following table sets forth, as of April 28, 2000, the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of our common stock, (ii) each of our directors and nominees for director, (iii) the Named Executive Officers; and (iv) all of our executive officers and directors as a group.

                                                               AMOUNT AND NATURE OF
                                                                    BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                            OWNERSHIP(2)           PERCENT OF CLASS(2)
---------------------------------------                     ---------------------------   -------------------
Kevin English.............................................                        --                    --

Thomas J. Clarke..........................................                        --                    --

Dave Kansas(3)............................................                   171,515                     *

Simon Clark...............................................                        --                    --

Paul Kothari..............................................                    53,333                     *

Michael Zuckert(4)........................................                    33,333                     *

James J. Cramer(5)........................................                 3,300,951                  13.0%

Cramer Partners, L.L.C. ..................................                 1,306,205                   5.1%

Martin Peretz(6)..........................................                 2,988,482                  11.8%

Peretz Partners, L.L.C. ..................................                 2,430,508                   9.6%

Fred Wilson(7)............................................                   384,975                   1.5%

Jerry Colonna(8)..........................................                   341,292                   1.3%

Edward F. Glassmeyer(9)...................................                 1,682,144                   6.6%

Michael Golden(10)........................................                     7,500                     *

Linda Srere(11)...........................................                    15,000                     *

Oak Investment Partners VIII, L.P. and
  Oak VIII Affiliates Fund, L.P. (9)......................                 1,674,644                   6.6%

Chase Venture Capital Associates, L.P.....................                 1,474,780                   5.8%

Softbank Technology Ventures IV L.P. and
  Softbank Technology Advisors Fund L.P. (12).............                 1,451,499                   5.7%

The New York Times Company(13)............................                 1,560,055                   6.2%

All executive officers and directors as a group (13
  persons)................................................                 8,734,157                  34.4%

------------------------

*   Represents beneficial ownership of less than 1%.

(1) The address for each stockholder, other than Oak Investment Partners VIII, L.P., Oak VIII Affiliates Fund, L.P., Chase Venture Capital Associates, L.P., Softbank Technology Ventures IV L.P., Softbank Technology Advisors Fund L.P. and The New York Times Company, is c/o TheStreet.com, Inc., 14 Wall Street, 14(th) Floor, New York, NY 10005. The address for Oak Investment Partners VIII, L.P. and Oak VIII Affiliates Fund, L.P. is One Gorham Island, Wesport, CT 06880. The address for Chase Venture Capital Associates, L.P. is 380 Madison Avenue, 12(th) Floor, New York, NY 10017. The address for Softbank Technology Ventures IV L.P. and Softbank

    Technology Advisors Fund L.P. is 200 West Evelyn Ave., Suite 200 Mountain View, CA 94043. The address for The New York Times Company is 229 West 43(rd) Street, New York, NY 10036.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Percentage ownership is based on 25,366,313 shares outstanding as of April 28, 2000. Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 28, 2000 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Except as noted, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3) Consists of 151,515 shares owned directly by Mr. Kansas, 7,500 shares underlying stock options that became exercisable in July 1999 and 12,500 shares underlying stock options that became exercisable in January 2000.

(4) Consists of 33,333 shares underlying stock options that became exercisable in February 2000.

(5) Consists of 1,306,205 shares owned by Cramer Partners, L.L.C., 232,071 shares owned by a trust for the benefit of Mr. Cramer, of which he acts as trustee, 1,213,415 shares owned by a second trust for the benefit of Mr. Cramer, of which he also acts as trustee, 125,000 shares owned by Cramer Partners, L.P., 83,333 shares underlying stock options that became exercisable in February 2000 and 7,500 shares underlying stock options that will become exercisable in May 2000.

(6) Consists of 152,474 shares owned directly by Dr. Peretz, 7,500 shares underlying stock options held by Dr. Peretz that will become exercisable in May 2000, 2,430,508 shares owned by Peretz Partners, L.L.C., 224,129 shares owned by the family of Dr. Peretz, including his spouse and children, 13,174 shares held by each of two trusts, for each of which Dr. Peretz is a co-trustee, 68,618 shares held by a trust for the benefit of Dr. Peretz, 74,089 shares held by a trust for the benefit of Dr. Peretz's spouse and 1,000 shares held by each of four other family trusts, for each of which Dr. Peretz is a co-trustee. Dr. Peretz disclaims beneficial ownership of shares owned by Peretz Partners, L.L.C.

(7) Consists of 92,866 shares owned directly by Mr. Wilson, 7,500 shares underlying stock options held by Mr. Wilson that will become exercisable in May 2000, 130,000 shares owned by The Flatiron Fund, L.L.C., 114,368 shares owned by The Flatiron Fund 1998/99, L.L.C., of each of which Mr. Wilson and Mr. Colonna are general partners and 40,241 shares owned by a family trust.

(8) Consists of 130,000 shares owned by The Flatiron Fund, L.L.C. and 114,368 shares owned by The Flatiron Fund 1998/99, L.L.C., of each of which Mr. Colonna and Mr. Wilson are general partners, and 89,424 shares owned by a family investment company and 7,500 shares underlying stock options held by Mr. Colonna that will become exercisable in May 2000.

(9) Consists of 1,642,827 shares owned by Oak Investment Partners VIII, L.P. and 31,817 shares owned by Oak VIII Affiliates Fund, L.P., 7,358 shares underlying stock options held by Oak Investment Partners VIII, L.P. and 142 shares underlying stock options held by Oak VII Affiliates Fund, L.P., all of which will become exercisable in May 2000. Mr. Glassmeyer is a managing member of Oak Associates VIII, L.L.C., which is the general partner of Oak Investment Partners VIII, L.P. and of Oak VIII Affiliates, L.L.C., which is the general partner of Oak VIII Affiliates Fund, L.P.
    Mr. Glassmeyer disclaims beneficial ownership of these shares.

(10) Consists of 7,500 shares underlying options granted to Mr. Golden, which will become exercisable in May 2000. Mr. Golden serves as vice chairman and senior vice president of The New York Times Company and sits as a director of TheStreet.com at the request of The New York Times Company in connection with its investment in TheStreet.com. Pursuant to The New York Times

    Company's policy, Mr. Golden has agreed that he will turn over to The New York Times Company any net profits he realizes as a result of the exercise of such options.

(11) Consists of 15,000 shares underlying options granted to Ms. Srere, which will become exercisable in May 2000.

(12) Consists of 1,423,025 shares owned by Softbank Technology Ventures IV L.P. and 28,474 owned by Softbank Technology Advisors Fund L.P. Mr. Charles R. Lax is the managing member of STV IV LLC which is the general partner of each of Softbank Technology Ventures IV L.P. and Softbank Technology Advisors Fund L.P. Both Mr. Lax and STV IV LLC disclaim beneficial ownership of these shares.

(13) Consists of 1,552,555 shares owned by The New York Times Company and 7,500 shares underlying options granted to Michael Golden, which will become exercisable in May 2000. Mr. Golden serves as vice chairman and senior vice president of The New York Times Company and sits as a director of TheStreet.com at the request of The New York Times Company in connection with its investment in TheStreet.com. Pursuant to The New York Times Company's policy, Mr. Golden has agreed that he will turn over to The New York Times Company any net profits he realizes as a result of the exercise of such options.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the Company's outstanding Common Stock, to file initial reports of ownership and reports of changes in ownership of Common Stock with the SEC and Nasdaq. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

    Based solely on its review of such reports received by the Company with respect to fiscal 1999 and written representations from such reporting persons, the Company believes that all reports required to be filed under Section 16(a) have been filed by such persons.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE NEW YORK TIMES INVESTMENT

    In February 1999, the Company sold 37,728 shares of our Series B 9 1/2% Cumulative Preferred Stock and 1,320,901 shares of our Common Stock to The New York Times Company for an aggregate consideration of $15 million in cash and services. In connection with this sale, the Company entered into an advertising credit agreement with The New York Times Company under which The New York Times Company has agreed to provide the Company with an advertising credit for advertising on The New York Times and other media controlled by it. Additionally, as part of this transaction, Mr. Michael Golden, the vice chairman and senior vice president of The New York Times Company, became a director of TheStreet.com. In March 1999, the Company entered into a memorandum of understanding with The New York Times Electronic Media Company under which the Company agreed to the following proposals, a majority of which were implemented by December 31, 1999:

    - Promotion of our web site by The New York Times to registered users of its web site;

    - Indexing of our headlines on the Business section of The New York Times web site and indexing of headlines from the Business section of The New York Times web site on our web site;

    - Licensing our investment tools to The New York Times; and

    - Creating a jointly owned newsroom to provide continuous coverage of business news.

THE STREET.COM (EUROPE) LIMITED INVESTMENT

    In September 1999, the Company and a syndicate of investors (the "Syndicate") invested a total of $17 million in TheStreet.com (Europe) Limited. Members of the Syndicate include, among others, Chase Capital Partners, Barclays Private Equity, ETF Group, 3i, and Intel Corporation. Chase Capital Partners is an affiliate of The Flatiron Fund, L.L.C. of which two of our directors, Fred Wilson and Jerry Colonna, are general partners. The principal terms of the investment are as follows:

    - A preferred dividend of $5 million (plus interest) payable to the Syndicate, which will convert into shares upon a public offering of shares or a sale of TheStreet.com (Europe) Limited;

    - The license of certain intellectual property of the Company (including, without limitation, use of the name "TheStreet.com") to TheStreet.com (Europe) Limited for $1 million;

    - The transfer of certain software in from the Company to TheStreet.com (Europe) Limited for $9 million; and

    - The subscription by the Company for a $10 million loan note, the principal of and interest upon which will accrue and convert into shares upon a public offering of shares or sale of TheStreet.com (Europe) Limited.

DIRECTOR LOAN AGREEMENT

    On April 18, 2000, the Company entered into a loan agreement with David Kansas, a Class II director of the Company, whereby the Company agreed to loan to Mr. Kansas the sum of $100,000 at the prime rate on such date plus one percentage point. The full amount of the loan is payable upon its maturity date on April 17, 2001. Mr. Kansas may prepay the loan in whole, or in part, at any time, without penalty.

EMPLOYMENT AGREEMENTS

    In February 1999, the Company entered into an employment agreement with James Cramer, an outside contributor, which superseded an earlier employment agreement. The agreement provides for an annual salary of $250,000, which increases annually by 10%. Pursuant to such agreement, the Company granted
Mr. Cramer an option to purchase 333,333 shares of Common Stock at an exercise price of $3.00 per share. The option becomes exercisable at a rate of 25% annually commencing in February 2000. This agreement terminates in February 2003. In December 1999 the Company entered into an agreement with Mr. Cramer to amend Mr. Cramer's employment agreement of February 1999. Pursuant to such agreement Mr. Cramer agreed to forego his annual base salary of $275,000 for the calendar year 2000 in exchange for the grant of an option to purchase 30,000 shares of the Company's Common Stock at an exercise price of $19.00 per share, the price at which the Company's shares were offered to the public in the Company's initial public offering in May 1999. The shares of Common Stock underlying the options will fully vest on December 31, 2000 and the option will expire on March 31, 2001. We maintain a "key person" life insurance policy for Mr. Cramer.

    In February 1999, the Company entered into a two-year employment agreement with Paul K. Kothari, as vice-president and chief financial officer. The agreement provides for an annual salary of $225,000 and a guaranteed annual bonus of $25,000. The annual salary may be increased during the term of the agreement in the sole discretion of the Compensation Committee. In addition, Mr. Kothari is bound by a non-compete clause from the commencement date of the employment agreement through the first twelve months after the cessation of Mr. Kothari's employment. The employment agreement terminates in February 2001. Mr. Kothari's employment with the Company ended at the end of April 2000.

    In February 1999, the Company entered into a two-year employment agreement with Michael S. Zuckert, as vice-president, secretary and general counsel. The agreement provides for an annual salary of $225,000 and a guaranteed annual bonus of no less than $25,000. The annual salary may be increased during the term of the agreement in the sole discretion of the Compensation Committee. In addition, Mr. Zuckert is bound by a non-compete clause from the commencement date of the employment agreement through the first twelve months after the cessation of Mr. Zuckert's employment. The employment agreement terminates in February 2001. Mr. Zuckert's employment with the Company ended in March 2000.

    In December 1999, the Company entered into a two-year employment agreement with Thomas J. Clarke, Jr., as President and Chief Executive Officer. The agreement provides for an annual salary of $350,000 and a guaranteed annual bonus of no less than $50,000. The annual salary may be increased during the term of the agreement in the sole discretion of the Compensation Committee. Under the agreement, the Company granted Mr. Clarke an option to purchase 250,000 shares of Common Stock at an exercise price of $20.06. In addition, Mr. Clarke is bound by a non-compete clause from the commencement date of the employment agreement through the first twelve months after the cessation of Mr. Clarke's employment. The employment agreement terminates in December 2001.

                       COMMON STOCK PERFORMANCE GRAPH(1)

    Set forth below is a graph comparing the seven-month percentage change in the cumulative total stockholder return on the Company's Common Stock from May 11, 1999 (the date of the Company's initial public offering) through December 31, 1999 with the cumulative total return on the S&P 500 Index and a self-constructed peer group index. The comparison assumes $100 was invested on May 11, 1999 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The initial public offering price of The Street.com's common stock was $19.00 per share.

                      COMPARISON OF SEVEN-MONTH CUMULATIVE
                  TOTAL RETURN AMONG THESTREET.COM, INC., THE
              S&P 500 INDEX AND AN INDUSTRY SPECIFIC PEER GROUP(2)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          THE STREET.COM, INC.  S & P 500 INDEX  PEER GROUP
5/11/99                $100.00          $100.00     $100.00
12/31/99                $31.98          $109.26      $72.60

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------------------

(1) This section entitled "Common Stock Performance Chart" shall not be incorporated by reference into any future filings by the TheStreet.com, Inc. under the Securities Act or Exchange Act, and shall not be deemed to be soliciting material or to be filed under the Securities Act or Exchange Act.

(2) The peer group consists of the following companies:

    (i) Cnet, Inc.,

    (ii) ilife.com, Inc.,

    (iii) iVillage, Inc.,

    (iv) Marketwatch.com, Inc. and

    (V) Multex.com, Inc.

                             STOCKHOLDER PROPOSALS

    Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act, which in certain circumstances may require the inclusion of qualifying proposals in the Company's Proxy Statement. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to the Company's 2001 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than January 31, 2001. Such proposals should be directed to The Street.com, Inc., Attention: Secretary, at 14 Wall Street 14(th) Floor, New York, New York 10005.

    Except in the case of proposals made in accordance with Rule 14a-8, the Company's Bylaws require that stockholders desiring to bring any business before the Company's 2001 Annual Meeting of Stockholders deliver written notice thereof to the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders and comply with all other applicable requirements of the Bylaws. However, in the event that the 2001 annual meeting is called for a date that is not within 30 days before or after the anniversary date of the 2000 Annual Meeting of Stockholders, notice by the stockholder in order to be timely must be received not later than the close of business on the 10(th) day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. In order for a proposal made outside of the requirements of Rule 14a-8 to be "timely" within the meaning of Rule 14a-4(c), such proposal must be received by the Company in accordance with the time limits set forth in the foregoing advance notice Bylaw provision.

                                 OTHER MATTERS

    The Board of Directors knows of no matters other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their best judgment in the interests of the Company.

                                 MISCELLANEOUS

    All costs incurred in the solicitation of proxies will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit proxies by mail, facsimile, telephone or in person, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

    The Company's Annual Report on Form 10-K with respect to the fiscal year ended December 31, 1999, which includes the Company's audited financial statements, accompanies this Proxy Statement.

    ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN OR ORAL REQUEST OF SUCH PERSON ADDRESSED TO THE STREET.COM, INC., ATTN: SECRETARY, 14 WALL STREET 14(TH) FLOOR, NEW YORK, NEW YORK 10005 (TELEPHONE: (212) 321-5000).

                                          By Order of the Board of Directors
                                          /s/ Jordan Goldstein
                               -------------------------------------------------
                                          Jordan Goldstein
                                          SECRETARY
                                          New York, New York
                                          May 30, 2000

                                                                       EXHIBIT A

                              THESTREET.COM, INC.
                           1998 STOCK INCENTIVE PLAN
                 AS AMENDED AND RESTATED AS OF NOVEMBER 1, 1999

SECTION 1  PURPOSES

    The purpose of TheStreet.com, Inc. 1998 Stock Incentive Plan, as amended and restated as of November 1, 1999 (the "Plan") is to enable TheStreet.com, Inc. (the "Company") and its Related Companies (as defined below) to attract, retain and reward employees, directors and consultants and strengthen the existing mutuality of interests between such persons and the Company's stockholders by offering such persons an equity interest in the Company. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.

SECTION 2  TYPES OF AWARDS

    Awards under the Plan may be in the form of (i) Stock Options;
(ii) Restricted Stock; and/or (iii) Tax Offset Payments.

SECTION 3  ADMINISTRATION

    3.1 The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Board") or such other committee of directors as the Board shall designate (the "Committee"), which shall consist of not less than two directors. The members of the Committee shall serve at the pleasure of the Board.

    3.2 The Committee shall have the following authority with respect to awards under the Plan: to grant awards; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

        (1) to determine whether and to what extent any award or combination of awards will be granted hereunder;

        (2) to select the employees, directors or consultants to whom awards will be granted;

        (3) to determine the number of shares of the common stock of the Company (the "Stock") to be covered by each award granted hereunder subject to the limitations contained herein;

        (4) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives (the "Performance Objectives") and such other factors as the Committee may establish, and to determine whether the Performance Objectives and other terms and conditions of the award are satisfied;

        (5) to determine the treatment of awards upon an award holder's retirement, disability, death, termination for cause or other termination of employment or service;

        (6) to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the employee currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the employee, or that the employee has no rights with respect to such dividends;

        (7) to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent; and

        (8) to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices.

    3.3 The Committee shall have the right to designate awards as "Performance Awards." The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.

    3.4 All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 4  STOCK SUBJECT TO PLAN

    4.1 The total number of shares of Stock which may be issued under the Plan shall be 6,900,000. Such shares may consist of authorized but unissued shares or treasury shares.

    4.2 To the extent a Stock Option terminates without having been exercised, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. Shares of Stock equal in number to the shares surrendered in payment of the option price, and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit, and shall again be available for grants under the Plan.

    4.3 No employee shall be granted Stock Options, Restricted Stock, or any combination thereof with respect to more than 1,000,000 shares of Stock in any fiscal year (subject to adjustment as provided in Section 4.4). No employee shall be granted a Tax Offset Payment in any fiscal year with respect to more than the number of shares of Stock covered by awards granted to such employee in such fiscal year.

    4.4 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee or the Board in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares as to which awards may be granted to any individual in any fiscal year, the number of shares subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award.

SECTION 5  ELIGIBILITY

    Employees, directors, and consultants of the Company or a Related Company are eligible to be granted awards under the Plan. Only employees are eligible to be granted Incentive Stock Options. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

SECTION 6  STOCK OPTIONS

    6.1 The Stock Options awarded to employees under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto; and (ii) Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

    6.2 Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

        (1) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee, and may be less than the fair market value of the Stock on the date of the award of the Stock Option. For purposes of the Plan, "fair market value" shall mean the closing price of a share of Stock on the NASDAQ National Market on the trading day immediately preceding the date of grant.

        (2) OPTION TERM. The term of each Stock Option shall be fixed by the Committee.

        (3) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

        (4) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise, in such manner as may be determined by the Company, specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to awards hereunder, "cashless exercise", any other manner permitted by law determined by the Committee, or any combination of the foregoing. If the Committee determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Committee provides otherwise, the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the Restricted Stock award.

        (5) NO STOCKHOLDER RIGHTS. An optionee shall have neither rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

        (6) SURRENDER RIGHTS. The Committee may provide that options may be surrendered for cash upon any terms and conditions set by the Committee.

        (7) NON-TRANSFERABILITY. Unless otherwise provided by the Committee,
    (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

        (8) TERMINATION OF EMPLOYMENT. Following the termination of an optionee's employment with the Company or a Related Company, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide different post-termination exercise provisions with respect to termination of employment for different reasons. The Committee may provide that, notwithstanding the option term fixed pursuant to
    Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

    6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than 100% of the fair market value of the Stock on the date of the award of the Incentive Stock Option,
(ii) be exercisable more than ten years after the date such Incentive Stock Option is awarded, or (iii) be awarded more than ten years after May 6, 1998, the original effective date of the Plan. No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (A) have an option price which is less than 110% of the fair market value of the Stock on the date of award of the Incentive Stock Option or (B) be exercisable more than five years after the date such Incentive Stock Option is awarded.

SECTION 7  RESTRICTED STOCK

    Subject to the following provisions, all awards of Restricted Stock to employees shall be in such form and shall have such terms and conditions as the Committee may determine:

        (1) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine.

        (2) Stock certificates representing the Restricted Stock awarded to an employee shall be registered in the employee's name, but the Committee may direct that such certificates be held by the Company or its designee on behalf of the employee. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the employee until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the employee (or his or her designated beneficiary in the event of death), free of all restrictions.

        (3) The Committee may provide that the employee shall have the right to vote or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

        (4) Except as may be provided by the Committee, in the event of an employee's termination of employment before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the employee shall be returned to the employee or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, shall be paid to the employee.

        (5) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the employee's Restricted Stock.

SECTION 8  TAX OFFSET PAYMENTS

    The Committee may provide for a Tax Offset Payment by the Company to an employee with respect to one or more awards granted under the Plan. The Tax Offset Payment shall be in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable award and the receipt of the Tax Offset Payment, assuming that the employee is taxed at the maximum tax rate applicable to such income. The Tax Offset Payment shall be paid solely in cash.

SECTION 9  TAX WITHHOLDING

    Each award holder shall, no later than the date as of which the value of an award first becomes includible in such person's gross income for applicable tax purposes, pay, pursuant to such arrangements as the Company may establish from time to time, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.

SECTION 10  AMENDMENTS AND TERMINATION

    The Plan is of unlimited duration. The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made without stockholder approval except as required to satisfy regulatory requirements.

SECTION 11  CHANGE OF CONTROL

    11.1 In the event of a Change of Control, if so determined by the Committee and specifically documented in either a special form of agreement at the time of grant or an amendment to an existing agreement, in each case on an individual-by-individual basis:

        (1) all or a portion (as determined by the Committee) of outstanding Stock Options awarded to such individual under the Plan shall become fully exercisable and vested; and

        (2) the restrictions applicable to all or a portion (as determined by the Committee) of any outstanding Restricted Stock awards under the Plan held by such individual shall lapse and such shares shall be deemed fully vested.

    11.2  A "Change of Control" means the happening of any of the following:

        (1) the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company and its subsidiaries as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors of the Company, if such person or group deemed a person prior to such acquisition was not a beneficial owner of at least five percent (5%) of such total combined voting power of the Company;

        (2) the election to the Board of Directors of the Company of members as a result of which a majority of the Board of Directors shall consist of persons who are not members of the Board of Directors as of the date of grant;

        (3) the date of approval by the stockholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where (x) stockholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such stockholders to a majority of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors, or (y) where the members of the Board of Directors, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation; or

        (4) the sale of all or substantially all of the assets of the Company.

SECTION 12  GENERAL PROVISIONS

    12.1 If at any time the Committee determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, the right to exercise any Stock Option or receive any Restricted Stock shall be suspended until the Committee determines that such delivery is lawful. The Company shall have no obligation to effect any registration of qualification of the Common Stock under federal or state laws.

    12.2 Any person exercising a Stock Option or receiving Restricted Stock shall make such representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of federal and state securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable federal and state securities laws. The Committee may refuse to permit the exercise of such Stock Option or delivery of such Restricted Stock until such representations and information have been provided.

    12.3 The Company may place an appropriate legend evidencing any transfer restrictions on all shares of Common Stock issued under the Plan and may issue stop transfer instructions in respect thereof.

    12.4 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company, or of a Related Company, any right to continued employment or service as a director or consultant.

    12.5 Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

    12.6 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

               v Please Detach and Mail in the Envelope Provided v

--------------------------------------------------------------------------------

                              THE STREET.COM, INC.

   Proxy Solicited on Behalf of the Board of Directors For Annual Meeting of
                          Stockholders, July 12, 2000

The undersigned hereby appoints Thomas J. Clarke and Jordan Goldstein, each with power to act without the other and with full power of substitution and resubstitution, as Proxies to represent and to vote, as designated on the reverse side, all shares of Common Stock, $.01 par value, of The Street.com, Inc. (the "Company") owned by the undersigned, at the Annual Meeting of Stockholders (the "Meeting") to be held at the TriBeCa Grand Hotel, Two Avenue of the Americas, New York, New York 10013, on July 12, 2000, commencing at 10:00 a.m., New York City time, upon such business as may properly come before the Meeting or any adjournment or postponement thereof, including the matters set forth on the reverse side. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card. Unless a contrary direction is indicated this Proxy will be voted for all nominees and for Proposals 2 and 3, as more specifically described in the Proxy Statement. If specific instructons are indicated, this Proxy will be voted in accordance therewith.

                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------
              v Please Detach and Mail in the Envelope Provided v
--------------------------------------------------------------------------------

|X| Please mark your
    votes as indicated
    in this example


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE:

FOR EACH OF THE PERSONS LISTED BELOW AS A NOMINEE TO SERVE AS A CLASS I DIRECTOR
    OF THE COMPANY;

FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1998
    STOCK INCENTIVE PLAN; AND

FOR THE APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP
    AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    ----------------------------------------------

                                                FOR ALL  AGAINST ALL  EXCEPTIONS

1. Election of Class I Directors                  |_|        |_|         |_|

Nominees: James J. Cramer, Michael Golden and
          Martin Peretz

Exceptions:
           ----------------------------------

                                                  FOR      AGAINST     ABSTAIN

2. Approval of the amendment to the Company's     |_|        |_|         |_|
   Amended and Restated 1998 Stock Incentive
   Plan to increase the number of shares of Common Stock available fo grant pursuant to awards under the Plan from 4,400,000 shares to 6,900,000 shares.

                                                  FOR      AGAINST     ABSTAIN

3. Approval of the ratification of the            |_|        |_|         |_|
   appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending
   December 31, 2000.


                                                                  Date:    ,2000
-------------------------------  --------------------------------      ----
   Signature (title, if any)        Signature, if held jointly

Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.